Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

1.

That it previously had filed a registration statement on Form F-6 (Registration No. 333-195142), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 1 to Form F-6 Registration Statement except for the shares represented by the American Depositary Shares; and

2.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Rosemary Asafo-Adjei
Name: Rosemary Asafo-Adjei
Title: Attorney-in-Fact

Ex (e)-1